SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Dec. 22, 2009

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

In June 2009, Northern States Power Company (NSP-Minnesota), a Minnesota corporation, and wholly owned subsidiary of Xcel Energy Inc., filed a request with the South Dakota Public Utilities Commission (SDPUC) to increase South Dakota retail electric rates by $18.6 million annually, effective in 2010.  The proposed increase included approximately $2.9 million in revenues currently recovered through automatic recovery mechanisms.  Net of current automatic recovery mechanisms, the requested increase was approximately $15.7 million.  The request is based on a 2008 historic test year adjusted for known and measurable changes, an 11.25 percent return on equity (ROE), a rate base of $282 million and an equity ratio of 51.63 percent.

On Dec. 22, 2009, a joint motion and settlement stipulation agreement (“the Settlement”) was filed by NSP-Minnesota and the SDPUC Staff outlining terms on which the parties would propose to settle all matters in the case.  There were no intervenors in this case.

The Settlement provides for NSP-Minnesota to increase electric base rates overall by approximately $10.95 million.  The agreed to ROE and capital structure are not stipulated in the Settlement.

The Settlement recognizes the depreciable remaining life of the Prairie Island nuclear generating plant will be extended by 20 years over the current license life, effective Jan. 1 2010, resulting in a reduction of approximately $3.2 million.  Also, the Settlement provides for submittal of periodic reporting related to resource plans, wind curtailment, and asset and non-asset based margins.  The SDPUC is expected to review this Settlement in early January 2010, with new rates expected to be effective in mid-January 2010.

Except for the historical statements contained in this 8-K, the matters discussed herein, including the expected impact of rate cases, are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.  Actual results may vary materially.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.  Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit and its impact on capital expenditures and the ability of Xcel Energy and its subsidiaries to obtain financing on favorable terms; business conditions in the energy industry; actions of credit rating agencies; competitive factors, including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions of accounting regulatory bodies; and the other risk factors listed from time to time by Xcel Energy and NSP-Minnesota in reports filed with the Securities and Exchange Commission (SEC), including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy’s and NSP-Minnesota’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and Sept. 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dec. 28, 2009	Xcel Energy Inc.
(a Minnesota corporation)
Northern States Power Company
(a Minnesota corporation)

/s/ DAVID M. SPARBY
David M. Sparby
Vice President and Chief Financial Officer